Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street	August 31, 2006
San Jose, CA 95112-4598

Contact:	Calvin Breed (408) 367-8257 (analysts)	For Immediate Release
Shannon Dean (310) 257-1435 (media)
CAL WATER ANNOUNCES ISSUANCE OF $20 MILLION, NEW UNSECURED SERIES O SENIOR NOTES AT 6.02%,
DUE IN AUGUST 2031

SAN JOSE, Calif. — California Water Service Group (NYSE : CWT) today announced that its subsidiary, California Water Service Company, completed a private placement of new debt with the August 31, 2006 issuance of $20 million, 6.02%, series O Senior Notes (unsecured), due in August 2031.
     The company intends to use the net proceeds of the notes to reduce debt under the company’s revolving credit agreement and to finance future capital projects.
     The notes have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicit an offer to buy, nor shall there be any sale of the 6.02% Senior Notes in any State in which any offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.
     California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than two million people in 100

California, Washington, New Mexico, and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
     This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include but are not limited to: governmental and regulatory commissions’ decisions, including decisions relating to ratemaking and also relating to proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in the political landscape; changes in existing law and introduction of new legislation; changes in, and the accuracy of, accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; increases in suppliers’ prices and the availability of uninterrupted supplies including water and electric power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; our success entering into new, and renewing existing, service contracts with cities, agencies and municipal utility districts; our ability to manage growth; the ability to successfully implement business plans; work stoppages and union issues; loss of key personnel; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; natural disasters, civil disturbances or terrorist threats or acts; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; the reliability of our information technology; litigation with third parties; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph as well as other risk factors disclosed in the Company’s 10K’s, 10Q’s, 8-K’s and others filings made by the Company and on file with the SEC. The Company assumes no obligation to provide public updates of forward-looking statements.
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Source: California Water Service Group